UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 8, 2007

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     With respect to the fiscal year ended December 31, 2006, the Compensation Committee of the Board of Directors of WebMD Health Corp. has approved the following bonuses to be paid by WebMD to its Chief Executive Officer, its Chief Financial Officer, and the other persons listed below (each of whom was a “Named Executive Officer” for purposes of WebMD’s Proxy Statement for its 2006 Annual Meeting):

Named
Executive Officer	Title	Bonus
Wayne T. Gattinella	Chief Executive Officer	$340,000

Nan-Kirsten Forte	Executive Vice President—Consumer Services	$110,000

David Gang	Executive Vice President—Product and Programming and Chief Technology Officer	$450,000

Anthony Vuolo	Executive Vice President and Chief Financial Officer	$250,000
The above amounts were determined by the Compensation Committee of WebMD’s Board of Directors, in its discretion.
     With respect to the fiscal year ended December 31, 2006, the Compensation Committee of the Board of Directors of Emdeon Corporation has approved a bonus of $780,000 to be paid by Emdeon to Martin J. Wygod, Chairman of the Board of Emdeon. The amount was determined by the Compensation Committee of the Emdeon Board, in its discretion. Mr. Wygod is also Chairman of the Board of WebMD and was a Named Executive Officer for purposes of WebMD’s Proxy Statement for its 2006 Annual Meeting. Emdeon owns approximately 85% of the outstanding common stock of WebMD.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: March 14, 2007	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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